Exhibit (h)(1)(i)

Schedule to Administration Agreement

as of August 27, 2020

	Fee Rate*:
Fund	Institutional and Administrative Classes	Classes A and C
AllianzGI Dividend Value	0.30	0.40
AllianzGI Emerging Markets Opportunities	0.40	0.50
AllianzGI Focused Growth	0.30	0.40
AllianzGI Global Small-Cap	0.35	0.45
AllianzGI Health Sciences	0.30	0.40
AllianzGI Income & Growth	0.30	0.40
AllianzGI International Value	0.40	0.50
AllianzGI Large-Cap Value	0.30	0.40
AllianzGI Mid-Cap	0.30	0.40
AllianzGI Mid-Cap Value	0.30	0.40
AllianzGI Small-Cap	0.30	0.40
AllianzGI Small-Cap Value	0.30	0.40
AllianzGI Technology	0.30	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

Not all Funds offer each share class listed above.

Fund	Class P Shares – Fee Rate*
AllianzGI Dividend Value	0.40
AllianzGI Emerging Markets Opportunities	0.50
AllianzGI Focused Growth	0.40
AllianzGI Global Small-Cap	0.45
AllianzGI Health Sciences	0.40
AllianzGI Income & Growth	0.40
AllianzGI International Value	0.50
AllianzGI Large-Cap Value	0.40
AllianzGI Mid-Cap	0.40
AllianzGI Mid-Cap Value	0.40
AllianzGI Small-Cap	0.40
AllianzGI Small-Cap Value	0.40
AllianzGI Technology	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

Fund	Class R Shares – Fee Rate*
AllianzGI Dividend Value	0.40
AllianzGI Focused Growth	0.40
AllianzGI Income & Growth	0.40
AllianzGI International Value	0.50
AllianzGI Large-Cap Value	0.40
AllianzGI Mid-Cap	0.40
AllianzGI Mid-Cap Value	0.40
AllianzGI Small-Cap Value	0.40

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

Fund	Class R6 Shares – Fee Rate*
AllianzGI Dividend Value	0.25
AllianzGI Emerging Markets Opportunities	0.35
AllianzGI Focused Growth	0.25
AllianzGI Global Small-Cap	0.30
AllianzGI Health Sciences Fund	0.25
AllianzGI Income & Growth Fund	0.25
AllianzGI International Value	0.35
AllianzGI Large-Cap Value Fund	0.25
AllianzGI Mid-Cap Fund	0.25
AllianzGI Mid-Cap Value	0.25
AllianzGI Small-Cap	0.25
AllianzGI Small-Cap Value	0.25
AllianzGI Technology Fund	0.25

*	The fee rates in the table are subject to breakpoints. See “Breakpoints” below.

Breakpoints

Domestic Funds (Includes all Allianz Funds not listed under “Global Fund” or “International Funds” below):

The total administrative fee rate for each class of shares of each Fund shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.

Global Fund (AllianzGI Global Small-Cap Fund):

The total administrative fee rate for each class of shares of the Fund shall be reduced according to the following schedule, each based on the Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $500 million, by an additional 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.

International Funds (AllianzGI Emerging Markets Opportunities and AllianzGI International Value Funds):

The total administrative fee rate for each class of shares of each Fund shall be reduced according to the following schedule, each based on such Fund’s aggregate average daily net assets: by 0.025% per annum on assets in excess of $250 million, by an additional 0.025% per annum on assets in excess of $500 million, by an additional 0.025% per annum on assets in excess of $1 billion, by an additional 0.025% per annum on assets in excess of $2.5 billion, by an additional 0.025% per annum on assets in excess of $5 billion and by an additional 0.025% per annum on assets in excess of $7.5 billion. To the extent any such reduction in the fee rate applies, the dollar amount of the fee reduction with respect to each share class is calculated and applied on a pro rata basis by reference to the percentage of the Fund’s average daily net assets attributable to that class.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to Administration Agreement to be executed by their officers designated below on the day and year first above written.

ALLIANZ FUNDS

By:	/s/ Thomas J. Fuccillo
Name:	Thomas J. Fuccillo
Title:	President and Chief Executive Officer

ALLIANZ GLOBAL INVESTORS U.S. LLC

By:	/s/ Gem Pushpaharan
Name:	Gem Pushpaharan
Title:	Chief Operating Officer US and Managing Director

[Signature Page – Exhibit A to Administration Agreement]